                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated February 27, 1998, accompanying the consolidated financial statements and schedules included in the Annual Report of INMC Mortgage Holdings, Inc. (now known as IndyMac Mortgage Holdings, Inc.) on Form 10-K for the year ended December 31, 1997. We consent to the incorporation by reference of said report in this Registration Statement of IndyMac Mortgage Holdings, Inc. on Form S-3 and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Los Angeles, California
August 14, 1998